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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event Reported):
                                  May 15, 2003

                            HEALTH CARE REIT, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                    1-8923             34-1096634
(State or other jurisdiction      (Commission         (IRS Employer
   of incorporation)              File Number)      Identification No.)

One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio         43603-1475
(Address of principal executive offices)                     (Zip Code)

      (Registrant's telephone number, including area code): 419-247-2800



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ITEM 5. OTHER EVENTS.

         Effective May 15, 2003, the Company and certain of its subsidiaries entered into Amendment No. 1 to Amended and Restated Loan Agreement with Key Corporate Capital Inc., Deutsche Bank Trust Company Americas, Bank of America, N.A., Bank One, N.A., UBS AG, Cayman Islands Branch and Comerica Bank (the "Banks"), KeyBank National Association, as administrative agent for the Banks, Deutsche Bank Securities Inc., as syndication agent, and UBS Warburg LLC, as documentation agent. The loan agreement, as amended, provides for an expansion of the Company's unsecured revolving line of credit from $175 million to $225 million. The line of credit will expire on May 15, 2006; however, the Company has the ability to extend the credit facility for one year if it is in compliance with all covenants.

         Effective May 31, 2003, the Company entered into a Credit Agreement with Fifth Third Bank in order to increase its $25 million unsecured line of credit to $30 million. The term of this facility will expire on May 31, 2004.

         On June 5, 2003, the Company filed an amendment to its Second Restated Certificate of Incorporation to increase the number of authorized shares of common and preferred stock.

         On June 9, 2003, the Company issued a press release that announced its intent to offer additional preferred shares under a newly designated Series D Cumulative Redeemable Preferred Stock. The Company also announced its intent to redeem all outstanding shares of its 8 7/8% Series B Cumulative Redeemable Preferred Stock. The press release is posted on the Company's Web site (www.hcreit.com) under the heading Press Releases. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.

         On June 11, 2003, the Company signed an underwriting agreement for the sale and purchase of 4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock, which agreement has been furnished as Exhibit 1.1 to this Current Report. Also, the Company issued a press release announcing that the Company had priced a public offering of 4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock and entered into the underwriting agreement. The Company also announced that a portion of the proceeds from this offering will be used to redeem all 3,000,000 shares of its 8 7/8% Series B Cumulative Redeemable Preferred Stock. The press release is posted on the Company's Web site and a copy has been furnished as Exhibit 99.2 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits.

             1.1    Underwriting Agreement

             3.1 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company

             3.2 Form of Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock (filed with the Commission as Exhibit 2.5 to the Company's Form 8-A filed June 13, 2003, and incorporated herein by reference thereto)

            10.1 Amendment No. 1 to Amended and Restated Loan Agreement by and among the Company and certain of its subsidiaries, the banks signatory hereto and KeyBank National Association, as administrative agent for such banks, Deutsche Bank Securities Inc., as syndication agent, and UBS Warburg LLC, as documentation agent, dated May 15, 2003

            10.2 Credit Agreement by and between the Company and Fifth Third Bank, dated May 31, 2003

            12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

            23.1    Consent of Independent Auditors

            99.1    Press Release dated June 9, 2003

            99.2    Press Release dated June 11, 2003



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                                  SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HEALTH CARE REIT, INC.

                                  By: /s/ GEORGE L. CHAPMAN
                                     ---------------------------
                                          George L. Chapman

                                  Its: Chairman of the Board and Chief
                                       Executive Officer

Dated: June 13, 2003




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\                                EXHIBIT INDEX


                      Designation
                     Number Under
                     Item 601 of
Exhibit No.         Regulation S-K         Description
-----------         --------------         -----------
    1.1                    1          Underwriting Agreement

    3.1                    3          Certificate of Amendment of Second
                                        Restated Certificate of Incorporation
                                        of the Company

    3.2                    3          Form of Certificate of Designation of
                                        7 7/8% Series D Cumulative Redeemable
                                        Preferred Stock (filed with the
                                        Commission as Exhibit 2.5 to the
                                        Company's Form 8-A filed June 13, 2003,
                                        and incorporated herein by reference
                                        thereto)

   10.1                    10         Amendment No. 1 to Amended and Restated
                                        Loan Agreement by and among the Company
                                        and certain of its subsidiaries, the
                                        banks signatory hereto and KeyBank
                                        National Association, as administrative
                                        agent for such banks, Deutsche Bank
                                        Securities Inc., as syndication agent,
                                        and UBS Warburg LLC, as documentation
                                        agent, dated May 15, 2003

   10.2                    10         Credit Agreement by and between the
                                        Company and Fifth Third  Bank, dated
                                        May 31, 2003

   12.1                    12         Statement Regarding Computation of Ratio
                                        of Earnings to Fixed Charges and Ratio
                                        of Earnings to Combined Fixed Charges
                                        and Preferred Stock Dividends

   23.1                    23         Consent of Independent Auditors

   99.1                    99         Press Release dated June 9, 2003

   99.2                    99         Press Release dated June 11, 2003



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